Exhibit 99.1

Kartoon Studios Reports Second Quarter 2026 Financial Results and Accelerates Strategic Transformation

8-K Filed Announcing Agreement with Amazon Prime

Strengthened Balance Sheet with $40 million in Cash and No Long-Term Debt

Focus on Intellectual Property Ownership for Next Phase of Growth

BEVERLY HILLS, Calif., August 14, 2026 -- Kartoon Studios, Inc. (NYSE American: TOON) (“Kartoon Studios” or the “Company”), a global entertainment company creating, producing, distributing and licensing children’s and family content, today announced financial results for the second quarter ended June 30, 2026, and provided an update on a strategic transformation designed to focus the Company on the ownership, development and commercialization of high-value intellectual property assets for children.

Following the receipt of approximately $39.2 million from previously announced litigation settlements, Kartoon Studios ended the quarter with approximately $40.5 million in cash and marketable securities and no long-term debt, providing substantial financial flexibility to execute its long-term growth strategy. The Company also filed a separate 8-K notice of a significant distribution partnership for its flagship Hundred Acre Wood franchise based on A.A. Milne’s Winnie-the-Pooh with Amazon Prime, while continuing to expand development initiatives surrounding the Stan Lee Universe. Together, these milestones represent important building blocks in the Company’s evolution toward a focused, scalable and profitable intellectual property-driven business model.

Recent Operational Highlights

•	Ended the second quarter with approximately $40.5 million in cash and marketable securities and no long-term debt following receipt of initial litigation settlement proceeds, significantly strengthening the Company’s financial position.

•	An additional $39.2 million remains in escrow and which will be distributed to the Company after legal fees are determined and paid.

•	8-K disclosed an agreement with Amazon Prime for Hundred Acre Wood, based on A.A. Milne’s Winnie-the-Pooh, launching on February 18, 2027 featuring promotional support including Hero Banner placement and participation in Amazon’s Shop the Show program, creating integrated streaming and merchandising opportunities.

•	In July, completed the sale of the Frederator channel network business while retaining Frederator Studios intellectual property, including Castlevania, Bee and Puppycat, among other properties, sharpening the Company’s strategic focus on owned and controlled IP assets.

•	Appointed Brooke Bacon, formerly head of consumer product licensing at Activision, as Senior Vice President of Consumer Products and Licensing to lead the monetization of Kartoon Studios’ growing portfolio of owned intellectual property through licensing, retail, consumer products and strategic partnerships.

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Strategic Update

Following a comprehensive review of its portfolio, operating structure and capital allocation priorities, Kartoon Studios has implemented a strategic transformation designed to create a leaner, more focused and more profitable enterprise centered on owned and controlled intellectual property for children.

The Company is concentrating investments on high profile animated franchises where it owns or controls the underlying rights and will participate across multiple revenue streams, including content distribution, licensing, consumer products, publishing, digital commerce and brand extensions. Management believes this pivot offers substantial long-term value creation, and a change in direction from the Company’s historical reliance on production services and third-party-owned properties.

Consistent with this transformation, the Company completed the sale of the Frederator network business in July while retaining key intellectual property assets. As the Board and management continue to evaluate all operating units and capital investments through the lens of ownership economics, and long-term profitability, the objective is to simplify the business, improve capital efficiency, accelerate franchise monetization and create durable shareholder value.

Management Commentary

“We are building a fundamentally different Kartoon Studios,” said Andy Heyward, Chairman and Chief Executive Officer. “Over the last several months, we have strengthened our balance sheet, streamlined our operations, sharpened our strategic focus, and assembled the IP building blocks for our next phase of growth.”

“With more than $40 million in cash, no long-term debt, a partnership with Amazon Prime, and ownership of valuable intellectual property including Hundred Acre Wood and the Stan Lee Universe, and another $39.2 million minus legal fees yet to be distributed to Company, we believe we are uniquely positioned to create meaningful long-term shareholder value through the development of what we believe will be enduring global franchises.”

“This is not simply a turnaround—it is a strategic transformation. We are transforming Kartoon Studios from a company that historically generated much of its revenue by creating and producing valuable content for others, e.g. Barbie, Cocomelon, and other high-profile IP, we are now focused on producing that high profile IP for ourselves and our shareholders. Specifically that means owning, building and monetizing valuable intellectual property franchises across streaming, consumer products, publishing, gaming, licensing and other platforms.”

“Our goal is to own more of the intellectual property we create, participate more fully in the economics generated across multiple platforms, and transform our creative assets into sustainable, high-margin revenue streams. We believe the actions we have taken this year position us to pursue that objective from a position of strength, and we specifically are looking forward to a rollout of Hundred Acre Wood this year to lead, followed by properties from the great Stan Lee, which the Company has developed,” Heyward concluded.

“While our reported second quarter results largely reflect the Company’s legacy operating model, the strategic actions we have taken over the past several months are designed to reshape Kartoon Studios into a more focused and financially disciplined organization,” said Brian Parisi, Chief Financial Officer. “Despite a decline in revenue, during the period, we reduced total expenses by 32%, demonstrating continued cost discipline and progress in aligning our operating structure with our long-term strategic objectives. Combined with our strong cash position and no long-term debt on our balance sheet, we believe Kartoon Studios is well positioned to execute its transformation strategy, as our two flagship brands, Hundred Acre Wood and Stan Lee Universe, are finally coming into the marketplace in 2027.”

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Hundred Acre Wood

Hundred Acre Wood is expected to serve as the cornerstone of Kartoon Studios’ next-generation franchise strategy.

The property combines one of the world’s most beloved story universes with distribution support from one of the most influential platforms in entertainment and commerce in the world.

Management believes the property’s unique multi-generational appeal creates the potential for a long-term franchise extending across content, publishing, licensing and retail categories worldwide.

Copyright Kartoon Studios, Inc. 2026

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Stan Lee Superhero Pets

Through its rights to the Stan Lee Universe, Kartoon Studios continues to evaluate multiple opportunities to develop new franchises inspired by one of the most iconic creative legacies in entertainment history.

Initial development efforts include Stan Lee Superhero Pets, which management believes has significant potential across animation, publishing, licensing, consumer products and interactive entertainment. Recent box office based on Stan Lee creations has shown the extraordinary power of this one man’s imagination.

Copyright Kartoon Studios, Inc. 2026

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Second Quarter 2026 Financial Results

The financial results reported for the second quarter primarily reflect Kartoon Studios’ historical operating model. They do not yet reflect the anticipated impact of the Company’s strategic transformation, the launch of Hundred Acre Wood, growth initiatives surrounding the Stan Lee Universe, or expanded consumer products opportunities.

Management believes these initiatives establish the foundation for the Company’s next phase of growth and are intended to improve profitability, expand ownership economics and create long-term shareholder value.

Revenue for the second quarter of 2026 was $5.8 million, compared with $10.3 million in the prior-year period. The decline primarily reflected lower production services revenue and the timing of project activity at Mainframe Studios, the Company’s for-hire production studio. The quarter largely reflects the Company’s historical operating mix, which management is actively reshaping around owned intellectual property and stronger ownership economics.

Total expenses decreased 32% to $9.2 million, reflecting the Company’s continued focus on simplifying operations and aligning its cost structure with a more focused strategy. Direct operating costs declined 35% to $4.6 million, primarily due to lower third-party production-related headcount and reduced Frederator network costs. General and administrative expenses decreased 28% to $4.5 million, driven by lower personnel, consulting and administrative expenses.

Loss from operations was $3.4 million for the second quarter of 2026, compared with $3.2 million in the prior-year period. Despite a 43% decline in revenue, the operating loss increased by only $0.2 million as the Company reduced total expenses by 32% reflecting the impact of ongoing cost discipline and efforts to align the operating structure with a leaner, more focused business model.

Other income, net, was $31.1 million in the second quarter of 2026, compared with other expense, net, of $(2.9) million in the prior-year period. The increase primarily reflected a $39.2 million non-recurring, non-operating gain from the Company’s litigation settlements, partially offset by a $4.0 million non-operating charge related to a standstill and voting agreement entered into with one of the settling parties and other non-operating expenses. These items are separate from the Company’s underlying operating performance.

Net income was $27.0 million for the second quarter of 2026, compared with a net loss of $(6.3) million in the prior-year period. The improvement was primarily driven by the non-recurring gain recognized from the litigation settlements, partially offset by the Company’s $(3.4) million loss from operations and other non-operating expenses.

Cash and marketable securities as of June 30, 2026, was $40.5 million.

About Kartoon Studios

Kartoon Studios (NYSE American: TOON) is a global, vertically integrated children’s and family entertainment company turning owned and controlled intellectual property into enduring, multi-platform franchises. The Company develops, produces, distributes, licenses and monetizes content across the full value chain, creating multiple revenue opportunities and long-term brand value.

Kartoon Studios’ growth portfolio includes Hundred Acre Wood and the Stan Lee Universe, alongside established brands and an extensive programming library. The Company operates Mainframe Studios and Toon Media Networks, as well as Beacon Media Group, a full-service marketing, communications, and media agency subsidiary of Kartoon Studios focused on children and family. Together, these assets provide production capabilities, direct audience access and distribution across linear television, AVOD, SVOD, FAST channels and streaming platforms in more than 60 territories. Kartoon Studios is focused on converting its intellectual property, infrastructure and global reach into scalable franchise growth and long-term shareholder value.

For more information, visit www.kartoonstudios.com.

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Important Cautions Regarding Forward-Looking Statements

Certain statements in this press release that are not historical facts may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and are subject to risks and uncertainties. Forward-looking statements include statements concerning the Company accelerating strategic transformation, focus on intellectual property position ownership for next phase of growth, strategic transformation designed to focus the Company on the ownership, development and commercialization of high-value intellectual property assets, the Company’s distribution partnership with Amazon; the Company expanding development initiatives surrounding the Stan Lee Universe; the distribution to the Company of any additional amounts from the escrowed litigation settlements; the Company’s expectations regarding the distribution of its content, the timing and availability of streaming content, promotional support, consumer product sales, the sale of Federator sharpening the Company’s strategic focus on owned and controlled IP assets; the Company implementing a strategic transformation designed to create a leaner, more focused and more profitable enterprise centered on owned and controlled intellectual property; the Company’s concentrating investments on high profile animated franchises where it owns or controls the underlying rights and can participate across multiple revenue streams, including content distribution, licensing, consumer products, publishing, digital commerce and brand extensions; management’s belief that their owned IP strategy offers substantially greater long-term value creation potential than the Company’s historical reliance on production services and third-party-owned properties; building a fundamentally different Company; the Company’s belief that it is uniquely positioned to create meaningful long-term shareholder value through the development of what it believes will be enduring global franchises; transforming from a company that historically generated much of its revenue by creating and producing content for others, into one increasingly focused on owning, building and monetizing valuable intellectual property franchises across streaming, consumer products, publishing, gaming, licensing and other platforms; Company’s goal to own more of the intellectual property it creates, and to participate more fully in the economics generated across multiple platforms, and transform its creative assets into sustainable, high-margin revenue streams; the Company’s belief that the actions taken this year positions the Company to pursue its objectives from a position of strength, two flagship brands, Hundred Acre Wood and Stan Lee Universe, coming into the marketplace in 2027, Hundred Acre Wood is expected to serve as the cornerstone of the Company’s next-generation franchise strategy, management’s belief that Stan Lee Superhero Pets has significant potential across animation, publishing, licensing, consumer products and interactive entertainment, the belief that the launch of Hundred Acre Wood, growth initiatives surrounding the Stan Lee Universe and expanded consumer product initiatives will establish the foundation for the Company’s next phase of growth and are intended to improve profitability, expand ownership economics and create long-term shareholder value.. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are based on the Company’s current plans, estimates, assumptions and expectations and are not guarantees that such plans, estimates or expectations will be achieved. Actual events,  the timing of events ,results and performance may differ materially from those expressed or implied by these forward-looking statements due to various risks, uncertainties and other factors, including the Company’s ability to execute its transition to an intellectual property-driven growth model; the Company’s ability to advance its flagship franchise initiatives; the Company’s ability to leverage prior investments in platform, content, and infrastructure, to support a more scalable operating foundation and the broader commercialization of the Company’s intellectual property portfolio; the Company’s ability to advance its flagship franchises as multi-platform initiatives extending across content, licensing, and consumer products; the Company’s ability to bring properties to market and convert its franchises into scalable, higher-margin revenue opportunities to drive long-term value; the Company’s ability to launch and expand Hundred Acre Wood and the Stan Lee Universe in the US and globally as planned; the Company’s ability to capture value across the full lifecycle of its intellectual property by combining production capabilities, owned distribution platforms, marketing infrastructure, and licensing operations; the Company’s ability to move quicker and with purpose faster than its competitors; the Company’s ability to execute against its platform while continuing to expand higher-margin, IP-driven revenue streams; the Company’s ability to improve operating performance and margin profile over time as its initiatives scale; the Company’s ability to benefit from its investments in infrastructure and IP; the Company’s ability to obtain additional financing on acceptable terms, if at all; fluctuations in the results of the Company’s operations from period to period; general economic and financial conditions; the Company’s ability to anticipate changes in popular culture, media and movies, fashion and technology; competitive pressure from other distributors of content and within the retail market; the Company’s ability to market and advertise its products; the Company’s reliance on third parties to promote its products; the Company’s ability to keep pace with technological advances; the Company’s ability to protect its intellectual property and those other risks described under the heading “Risk Factors” in Part I, Item 1A of the Company’s most recent Annual Report on Form 10-K and in its other filings with the Securities and Exchange Commission, which are available at www.sec.gov. Additional risks and uncertainties that are not currently known to the Company or that the Company currently considers immaterial may also cause actual events, results or performance to differ materially from those expressed or implied by the forward-looking statements. All forward-looking statements speak only as of the date of this press release, and Kartoon Studios undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

INVESTOR RELATIONS CONTACT:

Lytham Partners, LLC

Robert Blum

602-889-9700

toon@lythampartners.com

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Kartoon Studios, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except for share data)

	As of
	June 30, 2026	December 31, 2025
	(Unaudited)
ASSETS
Current Assets:
Cash	$7,742	$2,943
Investments in Marketable Securities (amortized cost of $32,754 and $3,953, respectively)	32,763	3,978
Accounts Receivable (net of allowance of $7 and $3, respectively)	2,059	9,632
Tax Credits Receivable (net of allowance of $427 and $423, respectively)	17,494	16,800
Other Receivable	1,346	1,571
Prepaid Expenses and Other Assets	1,643	841
Total Current Assets	63,047	35,765

Noncurrent Assets:
Property and Equipment, net	1,327	1,635
Operating Lease Right-of-Use Assets, net	4,511	5,114
Finance Lease Right-of-Use Assets, net	210	312
Film and Television Costs, net	7,283	4,878
Investment in Your Family Entertainment AG	1,863	5,481
Intangible Assets, net	16,178	17,604
Other Assets	114	118
Total Assets	$94,533	$70,907

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$5,666	$12,115
Participations Payable	1,161	1,024
Accrued Expenses	1,776	744
Accrued Salaries and Wages	1,390	1,370
Deferred Revenue	2,732	4,391
Production Facilities, net	12,928	11,819
Current Portion of Operating Lease Liabilities	1,080	1,077
Current Portion of Finance Lease Liabilities	116	156
Due to Related Party	–	5
Standstill Agreement Payable	4,000	–
Other Current Liabilities	750	750
Total Current Liabilities	31,599	33,451

Noncurrent Liabilities:
Deferred Revenue	3,415	3,369
Operating Lease Liabilities, net of Current Portion	3,829	4,488
Finance Lease Liabilities, net of Current Portion	86	144
Deferred Tax Liability, net	1,181	1,225
Factoring Liability	776	689
Other Noncurrent Liabilities	22	8
Total Liabilities	40,908	43,374

Commitments and Contingencies (Note 19)

Stockholders’ Equity:
Preferred Stock, 10,000,000 shares authorized, 0 shares issued and outstanding as of June 30, 2026 and December 31, 2025	–	–
0% Series A Convertible Preferred Stock, $0.001 par value, 6,000 shares authorized, 0 shares issued and outstanding as of June 30, 2026 and December 31, 2025	–	–
Series B Preferred Stock, $0.001 par value, 0 shares authorized, 0 shares issued and outstanding as of June 30, 2026 and December 31, 2025	–	–
Series C Preferred Stock, $0.001 par value, 50,000 shares authorized, 0 shares issued and outstanding as of June 30, 2026 and December 31, 2025	–	–
Common Stock, $0.001 par value, 190,000,000 shares authorized, 62,629,255 and 55,282,150 shares issued and 62,204,105 and 54,857,000 shares outstanding as of June 30, 2026 and December 31, 2025, respectively	62	55
Additional Paid-in Capital	799,305	793,814
Treasury Stock at Cost, 425,150 shares of common stock as of June 30, 2026 and December 31, 2025	(604)	(604)
Accumulated Deficit	(743,197)	(763,817)
Accumulated Other Comprehensive Loss	(3,188)	(3,238)
Total Kartoon Studios, Inc. Stockholders’ Equity	52,378	26,210
Non-Controlling Interests in Consolidated Subsidiaries	1,247	1,323
Total Stockholders’ Equity	53,625	27,533

Total Liabilities and Stockholders’ Equity	$94,533	$70,907

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Kartoon Studios, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except for share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues:
Production Services	$3,459	$7,359	$7,552	$13,931
Content Distribution	1,853	1,992	4,126	3,973
Licensing and Royalties	61	86	134	170
Media Advisory and Advertising Services	448	842	1,247	1,709
Total Revenues	5,821	10,279	13,059	19,783

Operating Expenses:
Marketing and Sales	139	167	331	353
Direct Operating Costs	4,634	7,113	9,352	13,797
General and Administrative	4,458	6,214	9,589	11,927
Total Operating Expenses	9,231	13,494	19,272	26,077

Loss from Operations	(3,410)	(3,215)	(6,213)	(6,294)

Interest Expense	(175)	(165)	(408)	(293)
Other Income (Expense), net	31,107	(2,887)	27,738	(6,271)

Profit (Loss) Before Income Tax Expense	27,522	(6,267)	21,117	(12,858)

Income Tax Expense	(573)	–	(573)	–

Net Income (Loss)	26,949	(6,267)	20,544	(12,858)

Net Loss Attributable to Non-Controlling Interests	36	104	76	169

Net Income (Loss) Attributable to Kartoon Studios, Inc.	$26,985	$(6,163)	$20,620	$(12,689)

Net Income (Loss) per Share (Basic)	$0.41	$(0.13)	$0.32	$(0.27)
Net Income (Loss) per Share (Diluted)	$0.38	$(0.13)	$0.30	$(0.27)

Weighted Average Shares Outstanding (Basic)	66,155,559	47,805,923	64,457,474	47,252,544
Weighted Average Shares Outstanding (Diluted)	70,969,988	47,805,923	68,184,187	47,252,544

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